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EXHIBIT 10.2 CONSULTING AGREEMENT WITH WYSSEN MANAGEMENT SERVICES

                              MIV THERAPEUTICS INC
                               #1-8765 ASH STREET
                          VANCOUVER, BC, CANADA V6P 6T3



June 26, 2002

Ms. Joyce Wyssen
Wyssen Management Services, Inc.
#1-8765 Ash Street
Vancouver, BC
V6P 6T3

Dear Joyce,

Re:  Investor Relations Program for Cardiologists

This letter serves to confirm your appointment as Investor Relations Consultant for MIV Therapeutics Inc., under the following agreed upon terms.

US $3,000 per month payable at the end of each month

50,000 stock options at US$1.00 for a term of three years to be registered on the next registration or piggybacked until the next offer.

We will hold a progress review at the end of your five and half month period of your engagement starting June 15, 2002 commencing until November 30, 2002.

On behalf of the Company I would like to take this opportunity to welcome you and with you every success possible.

Yours sincerely,


/s/ Patrick A. McGowan
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Patrick A. McGowan
Chief Financial Adviser